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                                                                  Exhibit 3.1(a)

                         CERTIFICATE OF INCORPORATION

                                      of

                             BLUM CB HOLDING CORP.


          The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

          FIRST:  The name of the Corporation is BLUM CB Holding Corp.
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(hereinafter called the "Corporation").

          SECOND:  The registered office and registered agent of the Corporation
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is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle
County, Delaware 19801.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
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or activity for which corporations may be organized under the General
Corporation Law of Delaware.

          FOURTH:  The total number of shares of stock that the Corporation is
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authorized to issue is 2,000 shares of Common Stock, par value $0.01 each.

          FIFTH:  The name and address of the incorporator is Jason P. Fiorillo,
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3330 Hillview Avenue, Palo Alto, California 94304.

          SIXTH:  (1)  To the fullest extent permitted by the laws of the State
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of Delaware:

          (a) The Corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The Corporation may indemnify any person (and
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     such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

          (b) The Corporation shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth, Section (1) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

          (c) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section (1) against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section (1) or otherwise.

          (d) The provisions of this Article Sixth, Section (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (1) shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article Sixth, Section (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section (1) shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (a) of this Article Sixth, Section (1) shall be made to the fullest extent permitted by law.

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          (e)  For purposes of this Article Sixth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

          (2) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

          SEVENTH:  The Board of Directors of the Corporation, acting by
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majority vote, may alter, amend or repeal the By-Laws of the Corporation.


          IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on February 20, 2001.


                                                   /s/ Jason P. Fiorillo
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                                                  Jason P. Fiorillo
                                                  Sole Incorporator